Cooperation Agreement

El Sabanero Group Inc.
Costa Rica

Star Century Pandaho Corporation
Las Vegas, USA

Costa Rica
2015 Oct - 03

Party A:

Finca Zephir 23 S.A.

Costa Rica

Party B:

Star Century Pandaho Corporation

Las Vegas, USA

Date： Oct 01, 2015

Party A and Party B mutually agree to establish Full Strategic Partnership.

Whereas Party A agrees:

- Use Pandaho as the mascot for the El Sabanero Eco-Lodge;
- Provide the lowest discount on El Sabanero Eco-Lodge to Party B's registered fans;
- Change the hotel name "El Sabanero Eco-Lodge" to "Pandaho El Sabanero Eco-Lodge";
- To sell Party B's Pandaho related licensed products at the hotel;
- To make and renovate the hotel into Pandaho theme;
- Agrees to promote Party B brand and fans club in the

website、social network and etc

Whereas Party B agrees:

- Authorized Party A to use the name Pandaho in the publication and in hotel name;
- Allow Party A to use Pandaho Theme at the hotel;
- To support Party A in Pandaho Design and reasonable amount of Pandaho materials to decorate the hotel;
- To promote Party A hotel to all of its fans;
- Agrees to promote Party A hotel in the website、social network and etc.

This agreement shall be valid on the date of signing for 5 years.

Any dispute, in case arise, shall be submitted to the Arbitration Commission in Costa Rica for arbitration.

Sign for and On Behalf of Party A:	Sign for and On Behalf of Party B
------------------	STAR CENTURY PANDAHO CORPORATION CORPORATE SEAL 2015 NEVADA ------------------